EXHIBIT 2

                    INVESTOR RIGHTS AGREEMENT

                    INVESTOR RIGHTS AGREEMENT

This  Investor  Rights Agreement (the "Agreement")  is  made  and entered  into as of March 22, 1997 by and among Avid  Technology,
Inc.,   a   Delaware  corporation  (the  "Company"),  and   Intel
Corporation, a Delaware corporation ("Stockholder").

                            RECITALS

A. The Company and Stockholder have entered into a Common Stock Purchase Agreement dated as of March 22, 1997 (the "Purchase Agreement") pursuant to which Stockholder has agreed to purchase 1,552,632 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock").

B. The execution and delivery of this Agreement by the parties hereto is a condition precedent to the obligations of the parties under the Purchase Agreement.

                            AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

1.   Definitions

     For the purposes of this Agreement, the following terms have the meanings indicted below:

           1933 Act. The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

           1934  Act.   The Securities Exchange Act of  1934,  as
amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

           Business Day. Each weekday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

           Commission.  The United States Securities and Exchange
Commission.

           Holder. Any person owning Registrable Securities who is a party to this Agreement, and any transferee thereof in accordance with Section 7 or 11 of this Agreement.

            Prospectus.    The   prospectus   included   in   any
Registration Statement, as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

           Register, registration and registered. A registration effected by preparing and filing a registration statement or similar document with the Commission in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

           Registrable Securities. The shares of Common Stock issued to Stockholder pursuant to the Purchase Agreement and any securities that may be issued by the Company or any successor to the Company from time to time with respect to, in exchange for, or in replacement of such shares of Common Stock, including, without limitation, securities issued as a stock dividend on or pursuant to a stock split of such shares of Common Stock; provided, however, that those shares as to which the following apply shall cease to be Registrable Securities when: (a) a
Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the 1933 Act and such Registrable Securities shall have been disposed of under such Registration Statement; (b) such Registrable Securities shall have become transferable, or have become eligible and remain eligible for transfer (whether or not so transferred), in accordance with Rule 144(k), or any successor rule or provision, under the 1933 Act; (c) such Registrable Securities shall have been transferred in a transaction in which the Holder's rights and obligations under this Agreement were not assigned in accordance with this Agreement; (d) such Registrable Securities shall have ceased to be outstanding; or (e) such Registrable Securities shall have been sold pursuant to Rule 144.

           Registration Expenses. All expenses incident to the Company's performance of or compliance with Sections 2 and 4 hereof, including, without limitation, all registration and filing fees (including filing fees with respect to the Commission and to the National Association of Securities Dealers, Inc. and listing fees of the Nasdaq National Market), all fees and expenses of complying with state securities or "blue sky" laws (including fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey, but excluding any fees and expenses for foreign qualification in such jurisdictions), all printing expenses, all registrars' and transfer agents' fees and all fees and disbursements of the Company's counsel and independent public accountants; provided, however, that Registration Expenses shall not include the fees and expenses of more than one counsel to the holders of Registrable Securities, or underwriters' discounts and commissions, or brokerage fees, associated with the sale of the Registrable Securities.

            Registration  Statement.   A  registration  statement
prepared and filed with the Commission in compliance with the 1933 Act.

           Seller.  Any person, including any Holder, selling any
Registrable   Securities  in  an  offering  of  any   Registrable
Securities of the Company pursuant to this Agreement.

            Selling Expenses. All applicable discounts and commissions, brokerage fees, transfer taxes and any fees and disbursements of more than one counsel or any accountants or other advisors for the Sellers of the Registrable Securities being registered.

2.   "Piggy-Back" Registration Rights

      If at any time the Company shall determine to register pursuant to an underwritten public offering under the 1933 Act any of its Common Stock for its own account, or the account of other stockholders of the Company desiring to sell "restricted securities" of the Company (as defined in Rule 144 of the 1933
Act) pursuant to an underwritten public offering, it shall send to the Holder written notice of such determination and, if within 15 calendar days after receipt of such notice, Holder shall so request in writing, the Company shall include in such registration  statement  all  or  any  part  of  the  Registrable
Securities the Holder requests to be registered. This right shall not apply to a registration of shares of Common Stock on Form S-8 or Form S-4 (or their then equivalents) relating to shares of Common Stock to be issued by the Company in connection with any acquisition of any entity or business, or shares of Common Stock issuable in connection with any stock option, stock purchase plan or other employee benefit plan.

       If, in connection with any offering involving an underwriting of Common Stock to be issued for the account of the Company or selling securityholders, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution of the Common Stock and to maintain a stable market for the securities of the Company, then the Company shall be obligated to include in such registration statement only such limited portion of the stock with respect to which the Holder has requested inclusion hereunder, on a pro rata basis based on the number of shares of Common Stock owned by the Holder and all other selling securityholders, other than securityholders whose shares are to be included in such registration statement pursuant to the exercise of demand registration rights under any agreement with the Company (a "Demand Securityholder"); provided, however, there shall be no reduction in the number of shares included therein by the
Company,  or  if  such registration statement  is  filed  at  the
request   of   a   Demand   Securityholder,   by   such    Demand
Securityholder.

3.   Shelf Registration

     3.1  Undertaking to Register

          As soon as practicable but in any event within 150 days following the Closing (as that term is defined in the Purchase Agreement), upon written request of Stockholder, the Company will use its commercially reasonable best efforts to prepare, file and have declared effective a registration statement under the Securities Act to register all of the Registrable Securities for resale in the public market in brokerage transactions or transactions with market makers, in block trades, and in privately negotiated transactions.

     3.2  Selling Procedures; Suspension

           (a) Except in the event that paragraph (b) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holders of the Registrable Securities copies of any documents filed pursuant to Section 3.2(a)(i); and (iii) inform each Holder that the Company has complied with its obligations in
Section 3.2(a)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each such Holder to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment and will immediately notify each such Holder pursuant to Section 3.2(a)(i) hereof when the amendment has become effective).

           (b) In the event (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that, in the reasonable, good faith judgment of the Company's Board of Directors, upon the advice of counsel, (A) the offering of securities pursuant thereto would materially and adversely affect (i) a pending or scheduled public offering or private placement of the Company's securities, (ii) a pending or proposed acquisition, merger, consolidation, reorganization, restructuring or similar transaction of or by the Company or other material corporate activity or transaction, (iii) bona fide negotiations, discussions or proposals with respect to any of the foregoing, or
(iv) the position or strategy of the Company in connection with any pending or threatened litigation, claim, assessment or government investigation and (B) in the event sales of Registrable Securities were made under the Registration Statement and disclosure of all material information with respect to the applicable circumstance(s) described in subparagraph (A) had not been made, such circumstances could reasonably be expected to cause a violation of the 1933 Act or the 1934 Act (each a "Suspension Event"); then, subject to paragraph (d) below, the Company shall deliver a certificate in writing to the Holders (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, each such Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "Suspension") until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3.2(a)(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

           (c) In the event of any Suspension, or any delay in effecting the Registration under Section 3.2 above, the Company will use its best efforts to ensure that the use of the Prospectus so suspended or delayed may be commenced or resumed, as the case may be, and that the Suspension will terminate and the Holder's ability to sell pursuant to the Prospectus so suspended will commence or resume, as the case may be, as soon as practicable and, in the case of a pending development, filing or event referred to in Section 3.2(b)(iv) or (v) hereof, as soon, in the judgment of the Company's Board of Directors (in accordance with the provisions of Section 3.2), as disclosure of such pending development, filing or event would not have a material adverse effect on the Company's ability to consummate the transaction, if any, contemplated by such development, filing or event. Notwithstanding any other provision of this Agreement, the Company shall have the right to cause a maximum of two (2) Suspensions pursuant to Section 3.2(b)(iv) and (v), neither of which may be within 45 days of the other, as provided above (including for this purpose a delay in effecting the Registration pursuant to Section 3.2 above) during any 12-month period after the initial effective date of the Registration Statement, and the total number of days for which all Suspensions (including for this purpose a delay in effecting the Registration Statement pursuant to Section 3.2 above) during any 12-month period shall not exceed 90 days in the aggregate; provided that no such individual Suspension may be in effect for more than 60 days.

           (d) The Company will use its commercially reasonable best efforts to maintain the effectiveness of any registration statement pursuant to which any of the Registrable Securities are being offered for (i) up to 120 days, (or such shorter period of time as the underwriters need to complete the distribution of the registered offering in any Company-primary or secondary offering), in the case of a registration pursuant to Section 2, or (ii) in the case of a "shelf" Registration Statement pursuant to Section 3.1 until the date on which each Holder may sell all Registrable Securities then held by such Holder without restriction by the volume limitations of Rule 144(e). The Company from time to time will amend or supplement such Registration Statement and the Prospectus contained therein to the extent necessary to comply with the 1933 Act and any applicable state securities statue or regulation.

     3.3  Underwriting Agreement

           If in connection with any proposed distribution by the Holder under the "piggy back" registration referred to in Section 2, the Company in its discretion shall determine that it is in the best interests of the Company to effect distribution by means of an underwriting, the Company shall promptly notify the Holder of such determination. In such event, in addition to the limitations set forth in Section 2, the right of Holder to participate in such distribution shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3.3, including without limitation, the requirement that the Holder enter into an underwriting agreement and a lock-up agreement (for a period determined by the managing underwriter not to exceed the period agreed to by all directors and officers of the Company), each in customary form with the managing underwriter selected for the underwriting by the Company.

4.   Expenses

     The Company will pay all Registration Expenses in connection with the registration of Registrable Securities effected by the Company pursuant to Section 4; provided that Holder shall pay the first $50,000 of Registration Expenses applicable to registrations of Holder's shares of Common Stock under this Agreement. Holders of Registrable Securities registered pursuant to this Agreement shall pay all Selling Expenses with each such Holder bearing a pro rata portion of the Selling Expenses based upon the number of Registrable Securities registered by each such Holder.

5.   Expiration of Registration Rights

      The obligations of the Company under Section 2 of this Agreement to register the Registrable Securities shall expire and terminate at the earlier of (a) three years following the Closing or (b) such time as the Holder shall be entitled or eligible to sell all such securities without restriction and without a need for the filing of a registration statement under the Securities Act, including without limitation, for any resales of restricted securities made pursuant to Rule 144(k) as promulgated by the Securities and Exchange Commission. The determination as to whether the Holder is entitled or eligible to sell all Registrable Securities without the need for registration under the Securities Act shall be based on a written opinion of counsel that registration of the Registrable Securities is not required under the Securities Act, sufficient to permit the transfer agent to transfer such securities upon a sale by the Holder. The obligations of the Company under Section 3 of this Agreement shall expire at the time specified in Section 3.2(d)(ii).

6.   Registration Procedures

       In   connection  with  the  registration  of   Registrable
Securities under this Agreement, and subject to the other provisions of this Agreement, the Company shall:

           (a) use its commercially reasonable best efforts to cause the Registration Statement filed in accordance with Section
2 or Section 3 to become effective as soon as practicable after the date of filing thereof;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the shorter of (i) the duration of its registration obligations, or
(ii) until there are no Registrable Securities outstanding, and to comply with the provisions of the 1933 Act with respect to the disposition of the Registrable Securities;

           (c) furnish to each Seller of such Registrable Securities such number of copies of the Prospectus included in such Registration Statement as such Seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

           (d) use its commercially reasonable best efforts to register or qualify all securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as each Seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such Seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

           (e) notify each Seller of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or if it is necessary to amend or supplement such Prospectus to comply with the law, and at the request of any such Seller, prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such Prospectus, as amended or supplemented, will comply with the law;

           (f) use its best efforts to qualify such securities for inclusion in the Nasdaq National Market, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such Registration Statement; and

           (g) issue to any person to which any Holder of Registrable Securities may sell such Registrable Securities in connection with such registration certificates evidencing such Registrable Securities without any legend restricting the transferability of the Registrable Securities (unless otherwise required by law).

7.   1934 Act Registration

      The Company shall timely file with the Commission such information as the Commission may prescribe under Section 13 or 15(d) of the 1934 Act and shall use its best efforts to take all action and make all filings of information referenced in Rule 144(c) as may be required as a condition to the availability of Rule 144 under the 1933 Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144(c),
(ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other publicly-filed reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration.

8.   Stockholder Information

      It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that all Holders of Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall be reasonably required to effect the registration of their Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

9.   Indemnification and Contribution

      In the event any Registrable Securities are included in a Registration Statement under Sections 2 and 3:

           (a) The Company will indemnify and hold harmless each Seller, the officers, directors, partners, agents and employees of each Seller, any underwriter (as defined in the 1933 Act) for such Seller and each person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Seller, officer, director, partner, agent, employee, underwriter or controlling person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation (i) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Seller, underwriter or controlling person or (ii) which is based upon any information in a Prospectus that has been amended or supplemented if such Seller had been notified of such amendment or supplement and the use of such amendment or supplement by the Seller would have avoided the Violation.

           (b) Each Seller will indemnify and hold harmless the Company, each of its officers, directors, partners, agents or employees, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Seller or any of its directors, officers, partners, agents or employees or any person who controls such Seller, against any losses, claims, damages or liabilities joint or several) to which the Company or any such director, officer, partner, agent, employee, controlling person or underwriter, or other such Seller or director, officer, partner, agent, employee or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller expressly for use in connection with such registration; and each such Seller will reimburse any reasonable legal or other expenses reasonably incurred by the Company or any such director, officer, partner, agent, employee, controlling person or underwriter, other Seller, officer, director, partner, agent, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.
Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld or delayed; provided further, that the aggregate liability of each Seller in connection with any sale of Registrable Securities pursuant to a Registration Statement in which a Violation occurred shall be limited to the net proceeds from such sale.

           (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing or conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 9.

           (d) If recovery is not available under the foregoing indemnification provisions of this Section 9, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and the indemnified parties, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances, including, without limitation, whether any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder of Registrable Securities, on the other hand. The Company and Stockholders of the Registrable Securities covered by such Registration Statement agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No seller of Registrable Securities covered by such Registration Statement or person controlling such Seller shall be obligated to make any contribution hereunder which in the aggregate exceeds the net proceeds of the securities sold by such seller, less the aggregate amount of any damages which such seller and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The obligations of such Stockholders to contribute are several in proportion to their respective ownership of the Registrable Securities covered by such Registration Statement and not joint. Notwithstanding the foregoing, in no event shall any contribution by a Holder under this Section 9(d) exceed the net proceeds from the offering received by such Holder.

10.  Transferability

      Each Holder agrees that he will not make any disposition of all or any portion of the Registrable Securities (a) except in a registered public offering pursuant to the rights granted in this Agreement; or (b) until (i) such Holder shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to counsel for the Company, that such disposition will not require registration of such Registrable Securities or such transaction under the 1933 Act or applicable state securities laws.

11.  Covenants

     11.1 Board Observership

During the "Development Period" (as defined in that certain Software and Hardware Development, License and Distribution
Agreement dated as of March __, 1997 between the Company and Stockholder (the "Development Agreement")), Stockholder shall be entitled to appoint a non-voting observer to the Company's Board of Directors who is reasonably acceptable to the Company; and such observer shall be entitled to attend all meetings of the Company's Board of Directors and committees thereof (other than the audit, nominations and governance and compensation committees as conducted under their current charters) and shall receive notice of all meetings and all materials furnished to members of the Company's Board of

Directors in their capacities as such, unless the Chairman of the Board of the Company shall reasonably determine that delivery of such materials to Stockholder is detrimental to the Company. Stockholder acknowledges its intent (without an obligation) that the observer be the same person for purposes of providing continuity. Upon the request of the Chairman of the Company, the observer will excuse himself from any portion of the Board or committee meetings if the Chairman of the Board of the Company shall reasonably determine that the observer's presence is detrimental to the Company. The materials furnished to Stockholder and the discussions and presentations in connection with or at such meetings shall be considered confidential information not to be disclosed to any third party unless such information is generally available to the public or disclosure is required by law.

     11.2 Limitations

           During the Development Period, without the prior written consent of Stockholder, the Company will not enter into any agreement or obligation that could reasonably be anticipated to prevent the Company from meeting the milestones listed in an Exhibit to the Development Agreement.

12.  Miscellaneous

     12.1 Amendments and Waivers

           Any provision of this Agreement may be amended and the observance thereof may only be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 12.1 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of Registrable Securities, and the Company.

     12.2 Notices

           Any notice required or permitted under this Agreement will be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Shareholder or the Company may designate by giving at least ten
(10) days advance written notice pursuant to this Section 12.2

     12.3 Governing Law

           This Agreement shall for all purposes be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts-of-laws principles. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the County of Santa Clara in the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between parties arising under this Agreement.

     12.4 Severability

          If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excised from this Agreement, and the remainder of this Agreement shall be interpreted as if such provision were so excised and shall be enforceable in accordance with its remaining terms.

     12.5 Counterparts

            This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original and
all   of  which  together  shall  constitute  one  and  the  same instrument.

     12.6 Effectiveness.

           Any other provision of this Agreement to the contrary notwithstanding, neither party to this Agreement shall have any obligation to the other under this Agreement unless and until the Closing under the Common Stock Purchase Agreement between the parties dated March 22, 1997 shall have occurred.

     12.7 Assignment.

           The rights set forth in this Agreement are not transferable except to a person controlling, controlled by, or under common control with Holder. All transferees shall agree in writing to be bound by all of the provisions of this Agreement. A Holder shall promptly advise the Company in writing of the identity and address of any person to whom it transferred its registration rights hereunder.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first above written.

AVID TECHNOLOGY, INC.             INTEL CORPORATION


By:  /s/William L. Flaherty        By:  /s/Arvind Sodhani
Name:   William L. Flaherty       Name:   Arvind Sodhani

Title:    Senior Vice             Title:    Vice President and
          President of Finance              Treasurer
          and Chief Financial
          Officer

Address:  Metropolitan            Address:  2200 Mission College
          Technology Park                   Boulevard
          One Park West                     M/S SC4-210
          Tewksbury,                        Santa Clara,
          Massachusetts 01878               California 95052

Attention: General Counsel        Attention: Treasurer

Telephone No.: (508) 640-6789     Telephone No.:(408) 765-1240

Facsimile No.: (508) 851-7216     Facsimile No.:(408) 765-6038

                                  with a copy to

                      Address:    SC4-203
                                  2200 Mission College Blvd.
                                  Santa Clara, California 95052

                    Attention:    General Counsel

                Telephone No.:    (408) 765-1125

                Facsimile No.:    (408) 765-5859




          [Signature Page to Investor Rights Agreement]